Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44358) of E.I. du Pont de Nemours and Company of our report dated April 30, 2003 which appears on page 4 of this Form 11-K.

/s/    ST. CLAIR CPAS, P.C.

Merchantville, New Jersey

June 27, 2003